Deloitte & Touche LLP
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Portland, OR 97204-3642
USA

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CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form F-3 of our report dated May 15, 2015, relating to the consolidated statements of financial position as of December 10, 2013 and December 31, 2012, and consolidated statements of loss and comprehensive loss, changes in equity and cash flows for the period from January 1 to December 10, 2013 and the year ended December 31, 2012 of Pebble Limited Partnership and its subsidiaries (which expresses an unqualified opinion and includes an explanatory paragraph relating to going concern uncertainty), appearing in the Annual Report on Form 20-F of Northern Dynasty Minerals Ltd. for the year ended December 31, 2014 and to the reference to us under the heading "Experts and Interests of Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Portland, Oregon
March 21, 2016

Member of Deloitte Touche Tohmatsu Limited